Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC  20004
202.739.3000
Fax: 202.739.3001

March 13, 2009

Rydex Variable Trust
9601 Blackwell Road
Suite 500
Rockville, MD 20850

Re:  REGISTRATION STATEMENT FILED ON FORM N-14 UNDER THE SECURITITES ACT OF 1933
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We hereby consent to the reference to our Firm in the Registration Statement filed on Form N-14 under the Prospectus/Proxy Statement heading "Information about the Reorganization -- Federal Income Tax Consequences." In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP
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Morgan, Lewis & Bockius LLP